Exhibit 99.06
Southern Company
Kilowatt-Hour Sales
(In Millions of KWHs)

	Three Months Ended December				Year-to-Date December
				Weather				Weather
				Adjusted				Adjusted
As Reported (See Notes)	2011	2010	Change	Change	2011	2010	Change	Change
Kilowatt-Hour Sales-
Total Sales	41,558	43,694	-4.9%		190,047	196,787	-3.4%

Total Retail Sales-	35,183	37,225	-5.5%	0.5%	159,702	164,217	-2.7%	1.0%
Residential	10,447	12,036	-13.2%	0.5%	53,341	57,798	-7.7%	0.0%
Commercial	12,183	12,808	-4.9%	-0.5%	53,855	55,492	-2.9%	-0.3%
Industrial	12,323	12,148	1.4%	1.6%	51,570	49,984	3.2%	3.3%
Other	230	233	-1.2%	-0.8%	936	943	-0.8%	-0.7%

Total Wholesale Sales	6,375	6,469	-1.5%	N/A	30,345	32,570	-6.8%	N/A

Notes
- Certain prior year data has been reclassified to conform with current year presentation.

- Information contained in this report is subject to audit and adjustments. Certain classifications and rounding may be different from final results published in the Form 10-K.